Exhibit 10.11

Amendment No. 1 to Amended and Restated Employment Agreement
This Amendment No. 1to Amended And Restated Employment Agreement (the “Amendment”) is effective as of January 1, 2020 (“Effective Date”) by and between Healthcare Realty Trust Incorporated, a Maryland corporation (“Corporation”), and J. Christopher Douglas (“Officer”).
Recitals
Whereas, the Corporation has heretofore employed the Officer as its Executive Vice President and Chief Financial Officer under the terms of an employment agreement dated February 2, 2016 (the “Employment Agreement”); and
Whereas, the parties desire to modify the Employment Agreement with this amendment;
Now, Therefore, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby affirmed, the parties hereto agree to the following to amend the Employment Agreement as of the Effective Date:

1.    Section 3.1 of the Employment Agreement shall be deleted in its entirety and the following substituted in its place:
3.1    Base Salary. As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a “Base Salary” at the rate of $475,000 per annum payable in equal semi-monthly installments, or in such other periodic installments as mutually agreed to by Corporation and Officer.
2.    This Amendment represents the entire understanding among the parties with respect to the subject matter hereof, and, as of the Effective Date, this Amendment supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to the Employment Agreement, as amended hereby, must be in writing and signed by the party against whom enforcement of such modification is sought. Except as expressly amended by this Amendment, the Employment Agreement remains unaltered and in full force and effect. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

[Execution Page Follows]

Exhibit 10.11

EXECUTION PAGE
IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 12th day of February, to be effective as of the Effective Date.
Corporation:
Healthcare Realty Trust Incorporated

By:	/s/ John M. Bryant, Jr.
Name:	John M. Bryant, Jr.
Title:	Executive Vice President and General Counsel

Officer:

/s/ J. Christopher Douglas
J. Christopher Douglas